UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2013

CONSTELLATION BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-08495	16-0716709
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

207 High Point Drive, Building 100, Victor, NY 14564

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (585) 678-7100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 30, 2013, Constellation Brands, Inc., a Delaware corporation (the “Company”), and certain subsidiary guarantors (the “Guarantors”), entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Rabo Securities USA, Inc., Barclays Capital Inc., Wells Fargo Securities, LLC, HSBC Securities (USA) Inc. and Mitsubishi UFJ Securities (USA), Inc. (the “Underwriters”) for the sale by the Company of $500 million aggregate principal amount of 3.750% Senior Notes due 2021 and $1,050 million aggregate principal amount of 4.250% Senior Notes due 2023 (collectively, the “Notes”) for a public offering price of 100% of the principal amount of the Notes plus accrued interest, if any, from and including May 14, 2013. The offering is being made by a prospectus dated August 6, 2012 and prospectus supplement dated April 30, 2013 filed with the Securities and Exchange Commission (“SEC”) on May 1, 2013. The Underwriters will purchase the Notes from the Company at 99.2741935848% of their principal amount. The purchase of the Notes by the Underwriters is scheduled to close on May 14, 2013, subject to customary closing conditions.

The Underwriting Agreement contemplates that the Notes will be issued under an Indenture dated as of April 17, 2012 (as supplemented by Supplemental Indenture No. 3 and Supplemental Indenture No. 4 thereto) among the Company, the Guarantors, and Manufacturers and Traders Trust Company (“M&T”), as trustee (the “Trustee”). The Underwriting Agreement requires that in connection with the closing of the issuance of the Notes, the Company will enter into an escrow agreement (the “Escrow Agreement”) with M&T, in its capacity as Trustee, and M&T, as escrow agent and securities intermediary, pursuant to which an amount equal to 100% of the principal amount of the Notes will be placed into an escrow account, which account will be pledged to the Trustee for the benefit of the holders of the Notes for so long as the proceeds remain in escrow. The escrowed funds will be released only in accordance with the terms of the Escrow Agreement.

The Underwriters and their affiliates have performed, and may in the future perform, various commercial banking, investment banking, brokerage and advisory services for the Company and its subsidiaries from time to time for which they have received, and will receive, customary fees and expenses. In particular, affiliates of each of the Underwriters are agents and/or lenders under the Company’s senior credit facility. Affiliates of each of the Underwriters have also agreed to provide a portion of a $4.375 billion bridge loan to the Company under certain circumstances. In addition, affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC are lenders under certain credit facilities to a Sands family investment vehicle that, because of its relationship with members of the Sands family, is an affiliate of the Company. Such credit facilities are secured by pledges of shares of class A common stock of the Company, class B common stock of the Company, or a combination thereof and personal guarantees of certain members of the Sands’ family, including Richard Sands and Robert Sands. Additionally, an affiliate of Rabo Securities USA, Inc. provides an accounts receivable securitization facility to a subsidiary of the Company. The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The description of the Underwriting Agreement above is a summary and is qualified in its entirety by the Underwriting Agreement, which is filed herewith as Exhibit 1.1 and incorporated by reference herein and as an exhibit to the Company’s registration statement on Form S-3 (File No. 333-179266) filed with the SEC on January 31, 2012.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

The following exhibit is filed as part of this Current Report on Form 8-K:

Exhibit No.	Description

1.1	Underwriting Agreement, dated April 30, 2013, among the Company, the Guarantors, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Rabo Securities USA, Inc., Barclays Capital Inc., Wells Fargo Securities, LLC, HSBC Securities (USA) Inc. and Mitsubishi UFJ Securities (USA), Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CONSTELLATION BRANDS, INC.

Date: May 6, 2013	By:	/s/ Robert Ryder
Robert Ryder
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

(1)	UNDERWRITING AGREEMENT

(1.1)	Underwriting Agreement, dated April 30, 2013, among the Company, the Guarantors, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Rabo Securities USA, Inc., Barclays Capital Inc., Wells Fargo Securities, LLC, HSBC Securities (USA) Inc. and Mitsubishi UFJ Securities (USA), Inc.

(2)	PLAN OF ACQUISITION, REORGANIZATION, ARRANGEMENT, LIQUIDATION OR SUCCESSION

Not Applicable.

(3)	ARTICLES OF INCORPORATION AND BYLAWS

Not Applicable.

(4)	INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES

Not Applicable.

(5)	OPINION REGARDING LEGALITY

Not Applicable.

(7)	CORRESPONDENCE FROM AN INDEPENDENT ACCOUNTANT REGARDING NON-RELIANCE ON A PREVIOUSLY ISSUED AUDIT REPORT OR COMPLETED INTERIM REVIEW

Not Applicable.

(10)	MATERIAL CONTRACTS

Not Applicable.

(12)	STATEMENTS REGARDING COMPUTATION OF RATIOS

Not Applicable.

(14)	CODE OF ETHICS

Not Applicable.

(16)	LETTER RE CHANGE IN CERTIFYING ACCOUNTANT

Not Applicable.

(17)	CORRESPONDENCE ON DEPARTURE OF DIRECTOR

Not Applicable.

(20)	OTHER DOCUMENTS OR STATEMENTS TO SECURITY HOLDERS

Not Applicable.

(23)	CONSENTS OF EXPERTS AND COUNSEL

Not Applicable.

(24)	POWER OF ATTORNEY

Not Applicable.

(99)	ADDITIONAL EXHIBITS

Not Applicable.

(100)	XBRL-RELATED DOCUMENTS

Not Applicable.

(101)	INTERACTIVE DATA FILE

Not Applicable.